UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☒	Soliciting Material under § 240.14a-12

Electronics For Imaging, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EFI Manager Talking Points

Manager message to team:

Acquisition Announcement

As you are aware, today we announced that EFI will be acquired by an affiliate of Siris Capital Group, LLC, a leading private equity firm. Here are talking points for use with employees should they come to you with questions about the transaction. When speaking with employees about the transaction, please do not stray from the below talking points and do not speculate. Thank you in advance for helping us communicate this exciting news with employees.

If there are any questions or concerns, please feel free to direct them to:

Vicki Sam, EFI Chief of Staff

Vicki.sam@efi.com

Acquisition Overview

•	EFI has entered into a definitive agreement to be acquired by an affiliate of Siris Capital Group, a leading private equity firm.

•	This decision came after a thorough evaluation process of the Siris proposal by our Board of Directors.

•	The transaction is subject to shareholder and regulatory approval and other closing conditions. Subject to a “go-shop” period described below, we expect to close the deal by the third quarter 2019.

•	Upon the close of the deal, EFI will become a private company, which means we will no longer be traded on the Nasdaq stock exchange.

•

EFI may solicit alternative acquisition proposals from third parties during a “go-shop” period over the next 45 calendar days. EFI will have the right to terminate the agreement to enter into a superior proposal subject to the terms and conditions of the agreement. EFI does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or is otherwise required.

What does this mean for EFI employees?

•	We believe that Siris’ investment in EFI is an endorsement of our strategy and reflects the potential Siris sees in the company and our talent and experience.

•	Once we are a private company, we believe that it will enhance our ability to deliver valuable products and outstanding service to our customers.

•	We believe that this change will enable us to deliver value to you, and will create substantial benefits to our customers and partners.

•	We do not expect the transition to a private company will impact most day-to-day operations.

About Siris Capital Group

•	Siris Capital is a leading private equity firm based in New York, focused on making investments in data, telecommunications, technology, and technology-enabled business service companies.

•	Siris supports management teams to add value both operationally and strategically.

•	Siris has extensive experience and a history of making investments in companies like EFI.

•	Their portfolio includes Travelport[1], Web.com, Polycom, and Mavenir.

•	This is Siris’ first investment in the digital imaging technology space and follows Siris’ research-driven investment strategy around industrial technologies.

What’s Next for EFI Employees?

•	We have communicated this announcement to customers, suppliers and partners.

•	It is business as usual – keep doing what you are doing.

•	Our focus is on the implementation of our seven strategic initiatives and achieving our 2019 business plan.

•	Continue to deliver same high-quality service:

•	Ensure highest levels of commitment and service to customers

•	Maintain all relationships and advance all active projects

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FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used herein, words such as “address,” “anticipate,” “believe,” “consider,” “continue,” “develop,” “estimate,” “expect,” “further,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” and variations of such words and similar expressions as they relate to EFI, its management or the proposed transaction are often used to identify such statements as “forward-looking statements.” Such statements reflect the current views of the Company and its management with respect to future events, including the proposed transaction, and are subject to certain risks and uncertainties that may cause actual results to differ materially from the results expressed in, or implied by, these forward looking statements. These risks and uncertainties include, but are not limited to, the following: (i) EFI may be unable to obtain shareholder approval as required for the proposed transaction; (ii) other conditions to the closing of the proposed transaction may not be satisfied, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; (iii) the proposed transaction may involve unexpected costs, liabilities or delays; (iv) the business of EFI may suffer as a result of uncertainty surrounding the proposed transaction; (v) shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (vi) EFI may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances could give rise to the termination of the definitive merger agreement with affiliates of Siris; (viii) EFI’s ability to recognize the anticipated benefits of the proposed transaction; (ix) the risk that the proposed transaction disrupts EFI’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; (x) the risk of potential difficulties with EFI’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; and (xi) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of EFI and the proposed transaction are set forth in filings that EFI makes with the SEC from time to time, including those listed under “Risk Factors” in EFI’s Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC on

[1]	Pending transaction

February 27, 2019, as updated or supplemented by subsequent reports that EFI has filed or files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. EFI assumes no obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

IMPORTANT INFORMATION FOR INVESTORS AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition of EFI by affiliates of Siris. In connection with the proposed transaction, EFI intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies from EFI’s shareholders for the proposed transaction. The definitive proxy statement will contain important information about the proposed transaction and related matters. BEFORE MAKING A VOTING DECISION, SHAREHOLDERS OF EFI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EFI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Shareholders may obtain free copies of the proxy statement and other documents (when available) that EFI files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EFI will also be available free of charge on EFI’s investor relations website at www.efi.com or by contacting EFI’s Investor Relations Department at investor.relations@efi.com.

PARTICIPANTS IN THE SOLICITATION

EFI and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from EFI’s shareholders in connection with the proposed transaction. Information regarding the ownership of EFI securities by EFI’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about EFI’s directors and executive officers is also available in EFI’s proxy statement for its 2018 annual meeting of shareholders filed with the SEC on April 27, 2018 and is supplemented by other filings made, and to be made, with the SEC by EFI. Additional information regarding persons who may be deemed participants in the solicitation of proxies from EFI’s shareholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above when it is filed with the SEC. These documents are or will be available free of charge as described above.